EXHIBIT 99.1

WORLDWIDE COMPENSATION, INC.

Financial Statements
December 31, 2008

Together with
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of
Worldwide Compensation, Inc.

We have audited the accompanying balance sheet of Worldwide Compensation, Inc. (a California Corporation) as of December 31, 2008, and the related statements of income and expense, shareholders' equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Audit procedures include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worldwide Compensation, Inc. at December 31, 2008, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and has liquidity concerns. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sensiba San Filippo, LLP

San Mateo, California
June 29, 2009

WORLDWIDE COMPENSATION, INC.
Balance Sheet
December 31, 2008

ASSETS
Cash and cash equivalents	$1,750,307
Accounts receivable	60,000
Prepaid expenses	9,038
Total current assets	1,819,345

Property and equipment, net	137,696
Other assets	2,700
Total assets	$1,959,741

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$86,535
Accrued liabilities	112,884
Obligation to repurchase common shares	83,850
Deferred revenue	550,951
Total current liabilities	834,220
Long term liabilities:
Deferred revenue	692,858
Total liabilities	1,527,078

Commitments and contingencies

Shareholders' equity:
Preferred stock:
Series B, no par, 5,102,040 shares authorized, issued, and
outstanding at December 31, 2008 (Aggregate
liquidation preference of $2,500,000)	2,479,449
Series A, no par, 7,597,882 shares authorized, issued, and
outstanding at December 31, 2008 (Aggregate
liquidation preference of $1,873,638)	1,812,082
Common stock, no par, 35,000,000 shares authorized,
18,245,080 shares issued and outstanding
at December 31, 2008	31,102
Additional paid-in capital	12,267
Accumulated deficit	(3,902,237)
Total shareholders' equity	432,663

Total liabilities and shareholders' equity	$1,959,741

The accompanying notes are an integral part of these financial statements

WORLDWIDE COMPENSATION, INC.
Statement of Income and Expense
Year Ended December 31, 2008

Revenues	$258,038

Operating expenses	3,113,045

Operating loss	(2,855,007)

Other income and (expense):
Interest income	16,122
Miscellaneous expense	(4,107)

Total other income	12,015

Net loss	$(2,842,992)

The accompanying notes are an integral part of these financial statements

WORLDWIDE COMPENSATION, INC.
Statement of Shareholders' Equity

							Additional		Total
	Preferred Stock				Common Stock		Paid-In	Accumulated	Shareholders'
	Series B Shares	Amount	Series A Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balances at December 31, 2007	-	$-	7,597,882	$1,812,082	17,330,080	$31,102	$1,270	$(1,059,245)	$785,209

Issuance of Series B convertible preferred stock for
cash at $0.49 per share in September 2008,
net of issuance costs of $20,551	5,102,040	2,479,449	-	-	-	-	-	-	2,479,449

Issuance of common stock for cash and services	-	-	-	-	915,000	83,850	-	-	83,850

Net reclassification of unvested shares
subject to repurchase to liabilities	-	-	-	-	-	(83,850)	-	-	(83,850)

Stock based compensation	-	-	-	-	-	-	10,997	-	10,997

Net loss	-	-	-	-	-	-	-	(2,842,992)	(2,842,992)

Balances at December 31, 2008	5,102,040	$2,479,449	7,597,882	$1,812,082	18,245,080	$31,102	$12,267	$(3,902,237)	$432,663

The accompanying notes are an integral part of these financial statements

WORLDWIDE COMPENSATION, INC.
Statement of Cash Flows
Year Ended December 31, 2008

Cash flows from operating activities:
Net loss	$(2,842,992)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and amortization	32,732
Interest on notes converted to convertible preferred stock	1,662
Non-cash stock based compensation	10,997
Issuance of common stock for services	68,850
Changes in assets and liabilities:
Accounts receivable	(60,000)
Prepaid expenses and other assets	(8,788)
Accounts payable	11,563
Accrued liabilities	88,961
Due to officers	(2,132)
Deferred revenue	1,033,730

Net cash used by operating activities	(1,665,417)

Cash flows from investing activities:
Purchase of property and equipment	(73,241)

Net cash used by investing activities	(73,241)

Cash flows from financing activities:
Proceeds from notes payable	200,000
Proceeds from issuance of common stock	15,000
Proceeds from issuance of preferred stock, net of issuance costs	2,277,787

Net cash provided by financing activities	2,492,787

Increase in cash and cash equivalents	754,129

Cash and cash equivalents, beginning of year	996,178

Cash and cash equivalents, end of year	$1,750,307

Supplemental disclosure of cash flow information
Cash paid for income taxes	$800

Supplemental disclosure of non-cash transactions
Conversion of principal and accrued interest on convertible notes
to Series B convertible preferred stock	$201,662
Non-cash marketing consideration received in exchange for services	$100,000

The accompanying notes are an integral part of these financial statements

Note 1 - Organization:

Business activity - Worldwide Compensation, Inc. (the “Company”) was incorporated in the state of California in 2006.  The Company is a fully integrated global compensation and software provider that enables companies to align and reward people worldwide.  The Company maintains one location in California.

Going concern - The accompanying financial statements of Worldwide Compensation, Inc. have been prepared in accordance with the accounting principles generally accepted in the United State of America (“GAAP”), which assumes that the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Since inception, the Company has accumulated a deficit of approximately $3.9 million and experienced significant negative cash flow from operations during fiscal year 2008. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able to, thus far, to finance the losses and growth of the business through private equity and debt financing and cash payments from customers.  Management expects operating losses and negative cash flows to continue for the foreseeable future, but anticipates that losses will decrease because of revenues generated from the Company’s products and services.  Management believes that it will be able to obtain additional capital from private equity or from other sources. At December 31, 2008, the Company had approximately $1,750,000 in cash and cash equivalents. The Company will need to raise additional capital in order to sustain long-term operations. However, such sources may not be available on acceptable terms, if at all.

In light of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to meet financing requirements, and to ultimately achieve profitable operations.  If additional financial resources are not available, the Company may need to significantly curtail operations or even cease operations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 2 - Significant accounting policies:

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2 - Significant accounting policies (continued):

Risks and uncertainties - The Company’s products are concentrated in an industry which is characterized by significant competition, rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards.  The success of the Company depends on management’s ability to anticipate and to respond quickly and adequately to technological developments in the industry, and changes in customer requirements or industry standards.  Any significant delays in the development or introduction of products could have a material adverse effect on the Company’s business and operating results.

Concentration of credit risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable.  Substantially all the Company’s cash and cash equivalents are held by one financial institution that management believes is of high credit quality.  Such deposits may, at times, exceed federally insured limits.

Contracts with four customers accounted for approximately 74% of revenue for the year ended December 31, 2008.  At December 31, 2008, 100% of the Company’s accounts receivable is due from one customer.  Management believes that this customer balance is fully collectible.

Cash and cash equivalents - The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less to be cash equivalents.

Accounts receivable - The Company extends credit to its customers in the normal course of business.  The Company sells its products and services to both direct customers and distributors.  The Company does not require cash collateral or other security to support customer receivables.  The Company performs on-going credit evaluations of its customers’ financial condition as well as analysis of the aging of receivables to estimate allowances for potential credit losses. The provision for doubtful accounts is recorded as a charge to operating expense when a potential loss is identified.  Losses are written off against the allowance when determined to be uncollectible.

Impairment of long-lived assets - The Company evaluates the recoverability of long-lived assets which includes amortizable intangible and tangible assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (“SFAS No. 144”).  Acquired intangible assets with definite useful lives are amortized over their useful lives and are assessed for impairment whenever events or changes in circumstances indicate that the carrying value of the long-lived assets may not be recoverable.  The Company recognizes such impairment in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

Property and equipment - Property and equipment is stated at cost net of accumulated depreciation and amortization.  Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which ranges from three to seven years.  Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Repair and maintenance costs are expensed as incurred.  Depreciation and amortization expense for the year ended December 31, 2008 was approximately $33,000.

Property and equipment, net:	2008

Internet server infrastructure	$89,503
Computer software	53,389
Office equipment and computers	35,265

178,157
Less: Accumulated depreciation and amortization	(40,461)

Property and equipment, net	$137,696

Income taxes - The Company accounts for income taxes under the asset and liability method, which requires that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statements reported amounts.  In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards.  A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

The Company evaluates its tax provisions for any potential uncertain tax positions. If applicable, the Company accrues for those positions identified which are not deemed more likely than not to be sustained if challenged. The Company has elected to defer application of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of SFAS No. 109 (“FIN 48”) in accordance with FASB Staff Position (“FSP”) FIN 48-3 until the year ending December 31, 2009.

Revenue recognition - The Company derives its revenue from fixed subscription fees for access to and use of its application software as well as from related set up and configuration fees.  These other services are generally sold in conjunction with the Company’s subscriptions. The Company recognizes revenue when all of the following conditions have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable, and collectability is probable.

Note 2 - Significant accounting policies (continued):

Revenue recognition (continued) - The Company utilizes the provisions of Emerging Issues Task Force (“EITF”) Issue No. 00-21, Revenue Arrangements with Multiple Deliverables, to determine whether its arrangements containing multiple deliverables contain more than one unit of accounting. Multiple element arrangements require the delivery or performance of multiple products, services and/or rights to use assets. To qualify as a separate unit of accounting, the delivered item must have value to the customer on a standalone basis and there must be objective and reliable evidence of fair value of the undelivered element. The Company has determined that it does not have objective and reliable evidence of fair value of each element of its arrangements. As a result, these other services do not qualify for separate accounting and the Company recognizes the other services revenue together with the subscription fees ratably over the non-cancelable term of the subscription agreement. The term commences on the “go live date” of the customer’s software program and is generally one to five years.

Stock-based compensation - During 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense in the financial statements for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. Under the prospective method of adoption the Company will account for all grants from date of adoption using SFAS 123(R).  The Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) will continue to apply for all grants issued prior to the adoption. In accordance with SFAS 123(R) previous pro-forma disclosures required under SFAS 123 will no longer be provided.

The Company’s financial statements for 2008 reflect the impact of SFAS 123(R). Compensation expense recognized in accordance with SFAS 123(R) for options granted in 2008 was approximately $11,000. As required under previous accounting standards, there was no stock-based compensation expense recorded related to fair value of stock options issued to employees prior to January 1, 2006.

The Company uses the Black-Scholes option pricing model to value its options issued.  The expected life computation is based on historical exercise patterns and post-vesting termination behavior.  The risk-free interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.  The Company continues to recognize stock based compensation under SFAS 123(R) using the accelerated multiple-option approach.  Because stock-based compensation expense recognized in the Statement of Income and Expense for 2008 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Note 2 - Significant accounting policies (continued):

Stock-based compensation (continued) - The Company’s determination of fair value of share-based payment awards on the date of grant using the Black-Scholes option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company’s employee stock options have certain characteristics that are significantly different from traded options, and because changes in the subjective assumptions can materially affect the estimated value, in management’s opinion, the existing valuation models may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

The Company accounts for stock-based compensation arrangements with non-employees in accordance with the EITF Abstract No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.  The Company records the expense of such services based on the estimated fair value of the equity instrument using the Black-Scholes pricing model.  The value of the equity instrument is charged to earnings over the term of the service agreement.

Capitalized software development costs - Software development costs are accounted for in accordance with SFAS No. 86, Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed. Under SFAS No. 86, capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. As of December 31, 2008, the Company did not have any capitalized software development costs as the costs incurred subsequent to the establishment of technological feasibility were insignificant.

Research and development - Costs incurred in research and development are expensed as incurred.

Advertising - The Company expenses advertising costs as incurred.  During the year ended December 31, 2008, the Company received advertising services from a customer that were valued at $100,000 and were paid for in exchange for the Company’s services. The Company offset charges to this customer for these costs.

Note 2 - Significant accounting policies (continued):

Recent accounting pronouncements - In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The Statement identifies the sources of accounting principles and establishes a hierarchy for selecting those principles to prepare financial statements in accordance with U.S. GAAP. The Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of the pronouncement to have a material impact on its financial position, results of operation, or cash flows.

In June 2006, the FASB issued FIN 48. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2008, but earlier adoption is permitted.  The Company does not expect the adoption of this pronouncement to have a material impact on its financial position, results of operations, and cash flows.

Note 3 - Income taxes:

The tax effects of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities as of December 31, 2008 are related to the following:

Deferred tax assets:	2008
Net operating loss carry-forward	$817,000
Deferred revenue	495,000
Property and equipment, accruals and reserves	54,000
1,366,000
Less: valuation allowance	(1,366,000)
Net deferred tax assets	$-

The Company has incurred a loss in each period since inception. Based on the available objective evidence, management cannot conclude it is more likely than not that the net deferred tax assets will be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2008.

Note 3 - Income taxes (continued):

As of December 31, 2008, the Company had a net operating loss carryforward of approximately $2,057,000 for federal and $2,022,000 for state tax purposes.  If not utilized, these carryforwards will begin expiring in 2026 for federal tax purposes and 2016 for state tax purposes.  As of December 31, 2008, the Company did not have any research credit carryforwards.

Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances.  Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to a cumulative ownership change of more than 50%, as defined, over a three year period.

For the years ended December 31, 2008, significant reconciling items between the expected income tax provision at the federal statutory tax rate and the reported income tax provision as a percentage of net income before income taxes consist primarily of changes in the valuation allowance and the generation of income tax credits.

Note 4 - Commitments and contingencies:

Leases - The Company leases facilities under an operating lease with unrelated parties. The lease is on a month-to-month basis.  The terms of the lease include base annual rent of $32,400. Rent expense was $29,700 for the year ended December 31, 2008.

Legal contingencies - Periodically the Company is involved in certain legal actions and claims arising in the ordinary course of business. It is the opinion of management that such litigation and claims will be resolved without a material adverse effect on the Company's financial position.

Note 5 - Convertible preferred stock:

During September 2008, the Company’s Board of Directors approved the issuance of 5,102,040 shares of Series B preferred stock at a purchase price of approximately $0.49 per share, aggregating approximately $2,500,000 in gross proceeds.

The Company’s Board of Directors is authorized to designate the rights and preferences of each series of preferred stock and to establish the number of shares in each series.  At December 31, 2008, 12,699,922 shares of preferred stock were authorized by the Company’s articles of incorporation, of which 7,597,882 shares have been designated as Series A and 5,102,040 shares have been designated as Series B.

Note 5 - Convertible preferred stock (continued):

The rights, preferences and privileges of the convertible preferred stock are as follows:

Voting - The holders of the convertible preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to the stockholders for a vote.  Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Dividends - The holders of the outstanding shares of Series A and B convertible preferred stock are entitled to receive, when and if declared by the Board of Directors, a non-cumulative dividend at the annual rate of $0.0197 and $0.0392, respectively.  Such dividends are payable in preference to any dividends for common stock declared by the Board of Directors.  No dividends have been declared to date.

Conversion - Each share of Series A and B preferred stock is convertible, at the option of the holder, into fully paid shares of common stock determined by dividing the original issue price of $0.2466 and $0.49, respectively, by the conversion price. The conversion price is equivalent to the original issue price and is subject to adjustment, as defined by the amended Articles of Incorporation.

Liquidation - Upon liquidation, dissolution, or winding up of the Company, the holders of the Series B convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of shares of common stock or Series A convertible preferred stock, an amount equal to $0.49, plus any declared but unpaid dividends on such share (“Series B”). After the payment to Series B, the holders of the Series A convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of shares of common stock, an amount equal to $0.2466, plus any declared but unpaid dividends on such share (“Series A”). After the payment to Series B and Series A, all remaining assets available for distribution, if any, shall be distributed ratably among the holders of the convertible preferred stock and common stock based on the number of shares of common stock held by each, assuming conversion into common stock of all such shares, with holders of Series A and B convertible preferred stock not entitled to receive distributions in excess of $0.7398 and $1.47 per share, respectively.  If available assets are insufficient to pay the full liquidation preference, the available assets will be distributed pro rata first to the holders of Series B convertible preferred stock and next to the holders of Series A convertible preferred stock.

In connection with the Series B Preferred financing, the Company’s Board of Directors approved and the Company executed, a Purchase Option Agreement (“Purchase Option”) with Taleo Corporation, (“Taleo”) exercisable commencing June 3, 2009 and expiring on December 3, 2009.  The Purchase Option is irrevocable and Taleo has no obligation to exercise the option.

Note 5 - Convertible preferred stock (continued):

Under the terms of the Purchase Option and consistent with the Amended and Restated Articles of Incorporation, holders of the Company’s Series A Preferred Stock would first receive their liquidation preference of $1,873,638 and the remaining proceeds would be paid to each of the Company’s Shareholders on an as-converted basis of common stock.  If the proceeds exceed a fixed amount then holders of the Company’s Series A Preferred Stock would convert their shares into Common Stock and each of the Company’s Shareholders would be paid an amount per share of Common Stock.  As of June 29, 2009 the Purchase Option has not been exercised.

Note 6 - Common stock:

The Company’s Articles of Incorporation authorize the Company to issue 35,000,000 shares of common stock. The Company is required to reserve the amount of common stock shares necessary to effect the conversion of all outstanding series of convertible preferred stock.

Reserved shares of common stock – At December 31, 2008, the Company had reserved shares of common stock for future issuance as follows:

Series A convertible preferred stock	7,597,882
Series B convertible preferred stock	5,102,040
Stock options outstanding	820,000
Stock options available for grant	1,165,000
Total shares reserved	14,684,922

Restricted common stock - Certain shares of common stock outstanding are under stock restriction agreements. According to the terms of the agreements, in the event that a purchaser ceases their relationship with the Company, the Company has the right to repurchase, at the original purchase price, shares issued and unvested subject to various vesting terms over four years. As of December 31, 2008, the Company had 915,000 shares subject to repurchase. Additionally, in the event that the purchase option has lapsed and the purchaser decides to sell their shares, the Company has the first right of refusal with respect to such shares. As of December 31, 2008, the Company has not repurchased any of the restricted shares.

Note 7 - Stock option plan:

In 2007, the Company established its 2007 Stock Incentive Plan (the “Plan”) which provides for the granting of stock options to employees, consultants, officers and directors of the Company.  Options granted under the Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”).  ISOs may be granted only to Company employees (including officers and directors who are also employees).  NSOs may be granted to Company employees, officers, directors and consultants. Restricted stock units may also be granted under the Plan.  The Company has reserved 3,000,000 shares of common stock for issuance under the Plan.

To date, options granted generally have a six year life and vest over four years and vest at a rate of 25% upon the first anniversary of the issuance date and 1/48th per month thereafter.  Certain option-holders have the right to exercise stock options prior to vesting. The shares held by these individuals are subject to a right of repurchase until the vesting period has concluded.  As of December 31, 2008 and 2007, no such shares were subject to repurchase.

The following table summarizes information about stock options outstanding at December 31, 2008, respectively:
		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price
Balance at January 1, 2008	2,700,000	200,000	$0.05
Restricted stock awarded	(915,000)	-	-
Options granted	(895,000)	895,000	$0.10
Options canceled	275,000	(275,000)	$0.10
Balance at December 31, 2008	1,165,000	820,000	$0.09

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Exercise Price	Weighted- Average Life	Number Exercisable	Weighted- Average Exercise Price
$0.0 to $0.05	200,000	$0.05	4.6	100,000	$0.05
$0.05 to $0.10	620,000	$0.10	5.0	197,226	$0.10
	820,000			297,226

Note 7 - Stock option plan (continued):

The Company calculated the fair value of each option grant on the date of grant using the following factors:

Expected option life	4.25
Forfeiture rate	25%
Expected volatility	100%
Risk free rate	2.5% - 4.6%
Dividend rate	0%

The expected term of the options is based on the average period the stock options are expected to remain outstanding calculated as the midpoint of the options’ vesting term, and contractual expiration period, in accordance with the “Simplified Method” described in Staff Accounting Bulletin No. 107, as the Company did not have sufficient historical information to develop reasonable expectations about the exercise patterns and the post-vesting employment termination behavior.  The expected stock price volatility assumptions for the Company’s stock options for the year ended December 31, 2008 were determined by examining the historical volatilities or industry peers, as the Company did not have any trading history for its common stock. The risk-free rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

SFAS 123(R) required forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience.

The weighted average fair value of the options granted in 2008 was $0.10.  As of December 31, 2008, there was approximately $33,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan.  These costs are expected to be recognized over a weighted average period of approximately 3 years.

There were no stock options granted to non-employees that are not board members as of December 31, 2008 and 2007.

Note 8 - Related party transactions:

The Company contracts financial and administrative services from RAF Capital, LLC ("RAF”). RAF is owned by a member of the Board of Directors. Amounts paid to RAF during the year ended December 31, 2008 were $99,789.

The Company contracts engineering services from OMIX, Inc ("OMIX”). OMIX is owned by a director and member of management. Amounts paid to OMIX during the year ended December 31, 2008 were $166,643.

The Company contracts management and operation services from Foghorn Consulting, Inc ("Foghorn”). Foghorn is owned by a member of management. Amounts paid to Foghorn during the year ended December 31, 2008 were $98,784. Foghorn was also purchased 150,000 shares of restricted stock for $15,000 during the year end December 31, 2008.

The Company contracts consulting services from Taleo Corporation ("Taleo”) in the form of a commission agreement. Taleo is an investor in the Company. Amounts paid to Taleo for commission fees during the year ended December 31, 2008 were $24,910.